UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Nortech Systems, Inc.
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Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2014

This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 7, 2014, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of the principal executive office of the Company is 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391.  We will begin mailing this proxy statement and proxy card to shareholders on or about March 28, 2014.

SOLICITATION AND REVOCATION OF PROXIES

The Company will pay the costs and expenses of solicitation of proxies. In addition to the use of the mails, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS AND REQUIREMENTS

Only shareholders of record as of the close of business on March 12, 2014, will be entitled to sign proxies or to vote. On that date, there were 2,742,992 shares issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares present in person or by proxy at the meeting is required to transact business, and constitutes a quorum for voting on items at the meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted as being present at the meeting in determining the quorum, but neither will be counted as a vote in favor of a matter. A “broker non-vote” is a proxy submitted by a bank, broker or other custodian that does not indicate a vote for some of the proposals because the broker does not have or does not exercise discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on those proposals.

Vote Required

Election of Directors —The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy and entitled to vote at this annual meeting is required for the election to the Board of each of the nominees for director. Shareholders do not have the right to cumulate their votes in the election of directors. “Plurality” means that the individuals who receive the greatest number of votes cast “For” are elected as directors.

Say-on-Pay —The advisory vote on executive compensation in Item 3 is not binding on us; however, we will consider the shareholders to have approved our executive compensation if the number of shares voted “For” the proposal exceed the number of shares voted “Against” the proposal. A shareholder who abstains with respect to this proposal will have no effect on its outcome.

Routine Versus Non-Routine Matters.     Brokers cannot vote on their customers’ behalf on “non-routine” proposals such as Item 1, the election of directors, and Item 3, the advisory vote on executive compensation. Because brokers require their customers’ direction to vote on such non-routine matters, it is critical that shareholders provide their brokers with voting instructions.

Effect of Broker Non-Votes.     If you hold your shares in street name and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote (a “broker non-vote”), such as may be the case with a non-routine matter for which you do not provide voting instructions. A broker non-vote on any of the proposals presented at the annual meeting will have no effect on the outcome of the proposal.

ELECTION OF DIRECTORS

The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company’s Board of Directors recommends that the number of directors be set at seven and it is intended that the proxies accompanying this statement will be voted at the 2014 meeting to establish a Board of Directors consisting of seven members. All of the nominees except Mr. Kunin are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following seven nominees:

MICHAEL J. DEGEN

WILLIAM A. KLEIN

DAVID B. KUNIN

KENNETH LARSON

RICHARD W. PERKINS

C. TRENT RILEY

RICHARD G. WASIELEWSKI

Following is information regarding the nominees:

Name	Age	Position
Michael J. Degen	70	Executive Chairman of the Board of Directors
William A. Klein	73	Director
David B. Kunin	54	Director Nominee
Kenneth Larson	73	Director
Richard W. Perkins	83	Director
C. Trent Riley	74	Director
Richard G. Wasielewski	62	Chief Executive Officer and Director

Mr. Degen served as president and chief executive officer of the Company from May 2002 through December 31, 2013.  On January 1, 2014, he was appointed executive chairman of the Board of Directors.  Mr. Degen’s experience includes 17 years with the Toro Company, a leader in the Lawn & Garden Industry, from 1983 to 2000.  As managing director of Toro’s Operations, Mr. Degen gained firsthand knowledge and experience in complex multi-plant operations, customer service and organization management.  Mr. Degen has been a director of the Company since May 1998.  Mr. Degen brings to our Board his experience and knowledge of our business derived from his recent position as president and CEO and a long-term Board member.

Mr. Klein is currently and has been for the past four years the chief executive officer and principal shareholder of Solarrus Corporation, a provider of solar systems operations and maintenance services.  He has served on the board of directors of several publicly owned companies, including Cerplex Group, providing parts sourcing and service management for computer communications manufacturers, CCPC, a disk drive peripheral components manufacturer , Sunward Technology, a supplier of recording heads to the disk drive industry, and Smartflex, Inc. a contract manufacturer.  Mr. Klein brings to our Board his long experience with publicly owned and technology companies.  Mr. Klein was elected to our Board on March 5, 2014.

Mr. Kunin has been since 1998 and presently is the chief executive officer of Beautopia LLC, a beauty products manufacturing business.  From 1997 until October, 2011, he served as a director of Regis Corporation, the world’s largest owner and franchisor of hair salons.  He spent ten years in sales and senior management positions for computer companies, contract manufacturing and printed circuit board fabrication.  He serves as president of a family holding company, Curtis Squire, Inc., the owner of 49% of the Company’s outstanding common stock.  Mr. Kunin brings to our Board his experience in the contract manufacturing and printed circuit board businesses as well as his experience as a director of a publicly owned company.

Mr. Larson is currently the chairman of the board of Classic Space and was chairman of the board for Restaurant Technologies, Inc., an installer of automated cooking oil systems for the fast food restaurant industry, from 1999 until the company was sold in June 2011.  Mr. Larson was president and chief operating officer of Polaris Industries, a leader in sales and service to the ATV and snowmobile industries, from 1988 to 1998. Mr. Larson has gained firsthand experience in corporate financial performance and all aspects of manufacturing within multidivisional operations.  He has been a director of the Company since 2002 and is chairman of the Compensation Committee. He served on the board of Feather Lite, Inc. a publicly held company until it was acquired in 2006.  Mr. Larson brings to our Board his experience and knowledge from both his past executive positions and strong manufacturing background.

Mr. Perkins has served since 1985 as president, chief executive officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He has been a director of the Company since 1993 and is the chairman of the Audit Committee. Mr. Perkins serves as a director for several privately held companies.  At certain times during the past five years he served as a director for CNS, Inc., PW Eagle, Inc., Lifecore Biomedical, Inc., Teledigital, Inc., Vital Images, Synovis Life Technologies, Inc., and Two Way TV (US), Inc.  With his varied experiences as a director and investment manager working in the financial markets, Mr. Perkins has gained firsthand knowledge and experience in audit and internal controls over financial reporting and related matters dealing with shareholders and governance issues.

Mr. Riley was president of Riley Dettman & Kelsey LLC, management consultants, from 1996 until his retirement in 2009.  Mr. Riley has gained insight in all compensation matters through his wide variety of consulting engagements with public, private and non-profit organizations.  Mr. Riley has been a director of the Company since 2001 and is chairman of the Nominating and Corporate Governance Committee and his

background adds valuable assistance to Compensation Committee issues.  Mr. Riley brings to our Board his past leadership and project management experiences and his overall knowledge of our Company.

Mr. Wasielewski was senior vice president and chief financial officer of the Company from April 2004 when he joined the Company until February 13, 2013, when he was appointed to the additional position of president and chief operating officer.  He was appointed chief executive officer and a director of the Company effective January 1, 2014.

DIRECTORS MEETINGS

There were five meetings of the Board of Directors during the last fiscal year. All directors acting that year except Myron Kunin attended all meetings of the Board and committees of the Board on which such director served.  Mr. Kunin died on October 30, 2013.

The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee. The members of each committee are Messrs. Larson, Perkins and Riley. The Board of Directors has determined that Messrs. Larson, Perkins and Riley are independent directors under the rules established by the Securities and Exchange Commission and the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). Further, the Board has determined that Mr. Perkins is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. In the last fiscal year the Audit Committee met four times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met three times. The charters of all committees are posted on the Company’s website at www.nortechsys.com.  We encourage Board members to attend the annual meeting of shareholders. All present members of the Board attended the 2013 annual meeting.

BOARD LEADERSHIP STRUCTURE

The Board has determined that the positions of Chairman of the Board and Chief Executive Officer should be held by different persons.  The Board believes that this leadership structure has enhanced the Board’s oversight of, and independence from, the Company’s management and the Board’s ability to carry out its roles and responsibilities on behalf of the shareholders.

RISK OVERSIGHT

Management and the Company’s General Counsel and Secretary discuss risks, both during Board meetings and in direct discussions with Board members. These discussions identify Company risks which are prioritized and assigned to the appropriate Board committee or the full Board for oversight.  Internal control and financial risks are overseen by the Audit Committee; compensation risks are overseen by the Compensation Committee; CEO succession planning is overseen by the Governance and Nominating Committee; and compliance risks are typically overseen by the full Board.  Management regularly reports on each such risk to the relevant committee or the Board, and material risks identified by a relevant committee are then presented to the full Board.  The Company’s risk management program as a whole is reviewed annually at a meeting of the Board.  Additional review or reporting on Company risks is conducted as needed or as requested by the Board or committee. Coordination of management’s review of these risks is performed by the Company’s General Counsel and Secretary, who reports to the CEO and who is a member of the Company’s leadership.

EXECUTIVE OFFICERS

The Executive Officers of the Company are as follows:

Name	Age	Position
Michael J. Degen	70	Executive Chairman of the Board
Richard G. Wasielewski	62	Chief Executive Officer and Director
Curtis J. Steichen	57	Senior Vice President, Chief Marketing and Sales Officer
Paula M. Graff	57	Vice President and Chief Financial Officer
Jill D. Hesselroth	57	Vice President, Global Supply Chain Management and Electronic and Medical Products

Mr. Degen was President and Chief Executive Officer of the Company from May 2002 through December 31, 2013.  He was appointed Executive Chairman of the Board on January 1, 2014.

Mr. Wasielewski joined the Company in April 2004 as Senior Vice President and Chief Financial Officer.  He was appointed President and Chief Operating Officer in February 2013 and Chief Executive Officer on January 1, 2014.

Mr. Steichen has been Chief Marketing and Sales Officer since January 2012.  He has held senior marketing and operational positions with the Company since May 2005.

Ms. Graff joined the Company on May 13, 2013 as Director of Finance.  She was appointed Vice President and Chief Financial Officer on January 1, 2014.  From 2009 until she joined the Company she was engaged in general corporate tax consulting for domestic and international companies.  From 1989 to 2009 she was employed by The Toro Company as Director of Tax Accounting/Assistant Treasurer.

Ms. Hesselroth was appointed Vice President of Global Supply Chain on June 6, 2011, and was given additional responsibility over the Company’s Electronic and Medical Products facilities on January 2, 2012.  From August 2007 to June 2011 she held the position of Vice President of Global Operations and Logistics with Zimmer Spine, a division of Zimmer, Inc.

COMPENSATION COMMITTEE

The Compensation Committee is composed of the independent outside directors whose names appear below.  The Committee has a charter which is available on the Company’s website (www.nortechsys.com). The Committee determines the compensation of executive officers of the Company. Compensation for executive officers includes three elements: base salaries, bonuses, and share-based compensation and stock appreciation rights.  Salaries are based on factors such as the individual’s level of responsibility and the amount of salary paid to executives with similar responsibilities in comparable companies.  Bonuses are awarded based on a combination of the executive’s success in meeting certain pre-established individual goals and the Company’s performance in meeting certain financial goals.  All share-based compensation and equity appreciation rights plans are designed to increase the incentive for an executive’s interest in the Company’s success as measured by the market value of its stock or other financial-related measures and to align the interests of the executives with those of the Company’s shareholders.

The Chief Executive Officer’s base compensation for 2013 was established under an employment agreement executed in 2005, which was renewed in 2011 for three years.  Further, it was determined that the total compensation of the Chief Executive Officer was comparable to compensation of chief executive officers of comparable companies.  The base compensation of the other executive officers was set at the level necessary to attract and retain executives performing the functions being performed by such executives.

Kenneth Larson, Chair
C. Trent Riley
Richard W. Perkins
Members of the Compensation Committee

2013 SUMMARY COMPENSATION TABLE

The table below shows the compensation of the Company’s Chief Executive Officer and each of the other two most highly compensated executive officers for services to the Company in 2013 and 2012.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Non-Equity Incentive Plan Compensation ($) (2) (g)	All Other Compensation ($) (3) (i)	Total ($) (j)

Michael J. Degen,	2013	352,000	115,517	79,518	547,035
Chief Executive Officer (1)	2012	352,000	26,558	78,455	457,013

Richard G. Wasielewski,	2013	226,923	39,083	51,958	317,964
Chief Financial Officer	2012	210,000	5,992	46,805	262,797

Curtis J. Steichen,	2013	193,100	35,333	43,977	272,410
Senior Vice President	2012	187,500	5,992	41,791	235,283

(1)            The Company in 2005 entered into an employment agreement with Mr. Degen, its Chief Executive Officer, which was renewed in 2011 for three years, providing (a) for a base salary subject to increases related to the Company’s general executive pay schedule during the term of the agreement, (b) that he will participate in any incentive plan for which the Company determines he is eligible, and (c) that if Mr. Degen becomes unable to perform his duties because of illness or other incapacity during the term of the agreement, his compensation and his medical, dental and life insurance shall be continued for a period of 24 months. The agreement also provides that if Mr. Degen initiates the termination of employment, he will not for a period of two years following his termination of employment, anywhere in the United States or Mexico, engage in any business or in any manner be connected with or employed by any organization, in direct competition with the Company’s business.

(2)            Amounts accrued for in 2013 under the Company’s Annual Incentive Compensation Plan were as follows:  Mr. Degen $67,760, Mr. Wasielewski $30,250, Mr. Steichen $26,500.  In 2010 the Company established an Equity Appreciation Rights Plan for key employees selected by the Board of Directors.  Under this Plan, the Company may award equity appreciation rights units to employees that give the holder the right to receive a cash payment equal to the appreciation in book value per share of common stock from the designated base date to the redemption date.  The units are subject to redemption by the Company 36 months after the designated base date.

EQUITY APPRECIATION RIGHTS

The following table sets forth as of December 31, 2013, the outstanding grants of equity appreciation rights, including the grant dates, base dates, redemption dates and number of units granted to each of the named executive officers (“NEOs”).

Name	Grant Date	Base Date	Redemption Date	Units

Michael J. Degen	3/07/12	12/31/11	12/31/14	50,000
	3/07/12	12/31/12	12/31/15	50,000
	3/07/12	12/31/13	12/31/16	50,000
	2/13/13	12/31/13	12/31/16	50,000
	2/13/13	12/31/12	12/31/15	50,000

Richard G. Wasielewski	3/07/12	12/31/12	12/31/15	25,000
	3/07/12	12/31/13	12/31/16	25,000
	2/13/13	12/31/14	12/31/17	25,000
	2/13/13	12/31/15	12/31/18	50,000
	2/13/13	12/31/16	12/31/19	50,000

Curtis J. Steichen	3/07/12	12/31/12	12/31/15	25,000
	3/07/12	12/31/13	12/31/16	25,000
	2/13/13	12/31/14	12/31/17	25,000
	2/13/13	12/31/15	12/31/18	50,000
	2/13/13	12/31/16	12/31/19	50,000

The value of the aggregate awards as of December 31, 2013, was as follows: Mr. Degen $63,085, Messrs. Wasielewski and Steichen each $8,833.

(3)            During 2002, the Company established an Executive Life Insurance Plan for its executive officers including all of the NEOs. Pursuant to this Plan, the Company will pay a bonus to each officer equal to 15% of the officer’s base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse the Company for any unvested amounts.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying	Option
	Unexercised		Unexercised	Exercise	Option
	Options		Options	Price	Expiration
Name	Exercisable		Unexercisable	$	Date
(a)	(b)		(c)	(d)	(e)
Michael J. Degen	20,000	(1)	—	7.79	10/31/2016
	15,000	(2)	—	7.44	3/7/2016

Richard G. Wasielewski	10,000	(1)	—	7.79	10/31/2016
	7,500	(2)	—	7.44	3/7/2016
	20,000	(3)	—	7.46	5/3/2014

Curtis J. Steichen	10,000	(1)	—	7.79	10/31/2016
	7,500	(2)	—	7.44	3/7/2016
	20,000	(4)	—	5.28	5/16/2015

(1)      Stock options granted on 11/1/06 vested and became exercisable in one-third increments on 1/1/08, 1/1/09, and 1/1/10.

(2)      Stock options granted on 3/07/06 vested and became 100% exercisable on 12/31/08.

(3)      Stock options granted on 5/03/04 vested and became 100% exercisable on 11/15/05.

(4)      Stock options granted on 5/16/05 vested and became 100% exercisable on 11/15/05.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In the event of an involuntary termination of any of the NEOs after a change in control of the Company, each officer would receive for 36 months (or in a lump sum, at the officer’s option) his base salary, annual bonus at time of termination, and continued participation in the Company’s health, disability and life insurance plans, and additionally up to $10,000 for professional outplacement services. Assuming that the triggering event took place on December 31, 2013, the amounts payable to the NEOs would be as follows:

Michael J. Degen	$1,651,105
Richard G. Wasielewski	$963,892
Curtis J. Steichen	$827,230

ITEM 3
APPROVAL OF ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

We are providing shareholders with the opportunity to vote at the annual meeting on the following advisory resolution regarding the compensation of our NEOs as described in this Proxy Statement (commonly referred to as “Say-on-Pay”):

“RESOLVED, that the shareholders of Nortech Systems Incorporated approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the ‘Compensation Discussion and Analysis’ section, and compensation tables and narrative discussion contained in the ‘Executive Compensation’ section in this Proxy Statement.”

Our executive compensation programs are based on our belief that attracting, retaining and motivating talented executives is critical to the maintenance of our competitive advantage in the electronic contract manufacturing industry and to the achievement of the business goals set by the Board.  Accordingly, our executive compensation programs are designed to reward executives for achievement of our pre-determined financial and business goals, while also aligning our executives’ interests with those of our shareholders. We believe that we best achieve these goals by providing our executives with a mix of compensation elements that incorporate cash and equity, as well as short-term and long-term components, and that are tied to our business goals.

This advisory vote will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee will review and carefully consider the outcome of the vote. If there are a significant number of negative votes, the Compensation Committee will seek to understand the concerns that influenced the vote and consider them in making future executive compensation decisions.

Upon recommendation of the Compensation Committee of the Board, the Board unanimously recommends a vote FOR the approval of the compensation of our NEOs.

2013 DIRECTOR COMPENSATION

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Total ($)
Myron Kunin	26,000	—	—	26,000
Kenneth Larson	30,500	—	3,704	34,204

Richard W. Perkins	31,000	—	3,704	34,704
C. Trent Riley	29,000	—	3,704	32,704

(1)  Each director was granted an option to acquire 2,250 shares of Company stock at an exercise price of $3.20 per share. The options are exercisable to the extent of one-third of the total options after February 13, 2014, two-thirds after February 13, 2015 and all after February 13, 2016.  All unexercised options expire on February 13, 2023.  All of Mr. Kunin’s options under this grant have been terminated because he died before any of his options vested.

The aggregate number of restricted stock awards and the aggregate number of option awards outstanding on December 31, 2013, for each of the above-named directors are as follows:

	Stock	Options
Mr. Kunin	—	15,000
Mr. Larson	—	17,250
Mr. Perkins	—	17,250
Mr. Riley	—	17,250

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has established a Nominating and Corporate Governance Committee of the Board of Directors.  All the members of this Committee are independent as defined in the NASDAQ Marketplace Rules.

Shareholder Nominees

The Committee has adopted a policy of considering director candidates recommended by shareholders.  Any shareholder desiring to submit such a recommendation should transmit the candidate’s name and qualifications in a letter addressed to:

Nominating and Corporate Governance Committee
Nortech Systems Incorporated
1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

Director Qualifications

The Company’s Directors play a critical role in overseeing the management of the Company and its strategic direction.  Qualifications for candidates are based on various criteria, such as broad business and professional skills and experiences as management or directors of other companies.  Director candidates are expected to have the necessary time available to perform their duties and responsibilities to the Company.

The Nominating and Corporate Governance Committee and the Board of Directors have established minimum requirements for attracting qualified director candidates as follows: at least 10 years of relevant business experience, ability to read and understand financial statements, no conflict of interest with the Company, and meet Company’s Code of Business Conduct and Ethics.  The Nominating and Corporate Governance Committee and the Board of Directors retain the right to modify these minimum requirements from time to time.

The Nominating and Corporate Governance Committee and the Board of Directors seek directors with diversity of skills and experiences.  To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following issues are considered:

•                  Skills and experiences that are currently represented on the Board

•                  Desired size of the Board

To determine whether the Board has the appropriate diversity or a new member could improve the diversity the following skills and experiences are considered:

•                  Mergers and acquisitions experience

•                  Financial and compliance expertise

•                  Leadership of a company that has sustained growth

•                  Contract manufacturing expertise

For new candidates, the Nominating and Corporate Governance Committee and the Board of Directors also consider whether the person will provide gender or racial diversity.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating qualified nominees for directors. The Committee periodically assesses the appropriate size and needs of the Board and whether any vacancies are anticipated.  If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates and follows the director qualification guidelines.  Candidates may come to the Committee’s attention through present Board members, shareholders or other persons.  All candidates will be evaluated by the Committee and the Committee’s recommendations will then be transmitted to the entire Board.  Assessment of candidates will include a variety of issues, including diversity, skills and experience in the fields of finance and banking, accounting, sales and marketing, technology, international manufacturing, and an understanding of contract manufacturing and the Company’s industry.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

Security holders may send communications to the Company’s Board of Directors, or to any individual Board member, by means of a letter to such individual Board member or the entire Board addressed to:

Board of Directors (or named Board member)
Nortech Systems Incorporated
1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

REPORT OF AUDIT COMMITTEE

The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Committee with the responsibility for, among other things, reviewing the Company’s audited financial statements and the financial reporting process. The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls.  The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted U.S. accounting principles. In carrying out their responsibility, the Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2013. The Committee has also discussed the audited financial statements with McGladrey LLP, including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, “Communications with Audit Committees,” and received the written disclosures and the letter from McGladrey LLP required by Rule 3526 of the Public Company Accounting Oversight Board, “Communications With Audit Committees Concerning Independence”, and has

discussed with McGladrey LLP their independence. The Committee has also considered whether McGladrey LLP provided non-audit services which could impact their independence. No such services were provided by McGladrey LLP.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2013.

The members of the Audit Committee are “independent” under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

Richard W. Perkins, Chair
Kenneth Larson
C. Trent Riley
Members of the Audit Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 12, 2014, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class

Michael J. Degen	45,501		1.7%
Richard W. Perkins	48,250		1.8%
Richard G. Wasielewski	44,000		1.6%
Curtis J. Steichen	40,000		1.5%
C. Trent Riley	22,250		*
Kenneth Larson	21,250		*
All executive officers and directors as a group (9 persons)	221,251	(2)	8.1%
Curtis Squire, Inc. (3) 7201 Metro Blvd., Edina, MN 55439.	1,344,066		49%

*Less than 1%

(1)            Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 35,000 shares by Mr. Degen, 17,250 shares by Mr. Perkins, 37,500 shares by Mr. Wasielewski, 37,500 shares by Mr. Steichen, 17,250 shares by Mr. Riley, and 17,250 shares by Mr. Larson.

(2)            Includes 161,750 shares subject to options exercisable within sixty (60) days.

(3)            Curtis Squire, Inc. is a corporation controlled by the family of Myron Kunin.

2013 ANNUAL REPORT

The Company’s annual report on Form 10K for the year 2013 is available on the Company’s website at www.nortechsys.com.  The Company will upon written request provide without charge a paper copy of this report, including the financial statements and financial statement schedules.  Such written request shall be directed to Paula M. Graff, Chief Financial Officer, at 1120 Wayzata Boulevard East, Suite 201, Wayzata, MN 55391.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement, and the Company’s Annual Report on Form 10-K are available at www.proxyvote.com

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Principal Accountants

The Audit Committee of the Board of Directors has engaged McGladrey LLP (“McGladrey”), as the independent registered public accounting firm of the Company for 2014. Members of the firm are expected to be present at the annual meeting of shareholders and available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Fees incurred by the Company for services of Principal Accountants

The following table shows the fees billed to the Company for the audit and other services provided by McGladrey and its affiliate RSM McGladrey, Inc. for fiscal years 2013 and 2012, including the estimated fees remaining to be billed by McGladrey for the 2013 audit.

	2013	2012
Audit Fees (1)	$167,500	$162,500
Audit-Related Fees (2)
Tax Fees
All Other Fees

(1)         Audit fees include fees for the annual audit, SAS 100 reviews of the quarters and regulatory filings.

(2)         Audit-related fees are principally for professional services relating to technical accounting consulting and research.

The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent registered public accounting firm in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. The deadline for voting electronically is 11:59 p.m. (ET) on May 6, 2014, for all holders — registered or beneficial.  If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

Any proposal by a shareholder for the annual shareholders’ meeting to be held in May 2015 must be received by the secretary of the Company at 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391, not later than the close of business on January 9, 2015. Proposals received by that date will be included in the 2015 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

The Company’s bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Wayzata, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year’s annual meeting. For the 2015 annual meeting, director nominations and shareholder proposals must be received on or before January 9, 2015. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2015 annual meeting.

OTHER MATTERS

The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors

BERT M. GROSS
Secretary
Minneapolis, Minnesota
March 28, 2014

See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000202518_1 R1.0.0.51160 NORTECH SYSTEMS, INC. NORTECH SYSTEMS, INC. 1120 WAYZATA BLVD EAST - SUITE 201 WAYZATA, MN 55391 Annual Meeting March 12, 2014 May 07, 2014 May 07, 2014 3:00 PM CDT Wayzata Country Club 200 W. Wayzata Blvd. Wayzata, MN 55391

Please Choose One of the Following Voting Methods Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. How To Vote . XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. . XXXX XXXX XXXX . XXXX XXXX XXXX 0000202518_2 R1.0.0.51160 1. Annual Report 2. Notice & Proxy Statement Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 23, 2014 to facilitate timely delivery.

Voting items 0000202518_3 R1.0.0.51160 The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Michael J. Degen 02 Kenneth Larson 03 William Klein 04 Richard W. Perkins 05 C. Trent Riley 06 Richard Wasielewski 07 David B. Kunin The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 2. To fix the number of directors of the Company at seven. 3. Advisory approval of the compensation of the Company's named executive officers (a Say-on-Pay Vote) 4. In their discretion, on such other matters as may properly come before the meeting.

0000202518_4 R1.0.0.51160

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000202519_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Michael J. Degen 02 Kenneth Larson 03 William Klein 04 Richard W. Perkins 05 C. Trent Riley 06 Richard Wasielewski 07 David B. Kunin NORTECH SYSTEMS, INC. 1120 WAYZATA BLVD EAST - SUITE 201 WAYZATA, MN 55391 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To fix the number of directors of the Company at seven. 3. Advisory approval of the compensation of the Company's named executive officers (a Say-on-Pay Vote) 4. In their discretion, on such other matters as may properly come before the meeting. Where stock is registered jointly in the names of two or more persons, ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

0000202519_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . NORTECH SYSTEMS INCORPORATED PROXY FOR ANNUAL MEETING OF SHAREHOLDERS May 7, 2014 NORTECH SYSTEMS INCORPORATED Proxy THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR the proposal to fix the number of directors at seven, FOR all the nominees listed in paragraph 2, and FOR the advisory approval of the compensation of the Company's named executive officers. The undersigned hereby appoints Michael J. Degen and Richard G. Wasielewski and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 7, 2014, and at any and all adjournments thereof. Continued, and TO BE COMPLETED AND SIGNED on reverse side